UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - MAY 29, 2008

PRIME SUN POWER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-103647	98-0393197
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

 14 Wall Street, 20th Floor
New York, NY 10005
(Address of principal executive offices)

212-618-1306
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01    Entry into a Material Definitive Agreement.

Shareholder Loan

Prime Sun Power Inc. (the “Company”) has received a loan in the amount of Seventy-One Thousand Six Hundred Eighty-Nine Dollars ($71,689.00) from Rudana Investment Group AG (“Rudana”), the Company’s majority shareholder (the “Shareholder Loan”). The Company will use the proceeds from the Shareholder Loan for general corporate purposes. The Shareholder Loan has an interest rate of seven and a half percent (7.5%) per annum, which together with the principal amount shall be repayable thirty (30) days after demand by Rudana. In connection with the Shareholder Loan, the Company executed a note on May 29, 2008, setting forth the terms thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRIME SUN POWER INC.

By:	/s/ Barbara S. Salz
Name: Barbara S. Salz Title: Corporate Secretary

Date: May 30, 2008